Exhibit 32

Certification by
pursuant to 18 U.S.C. Section 1350
as adopted pursuant to Section 906 of Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of National Lampoon, Inc and Subsidiaries (the “Company”) on Form 10-QSB for the period ending April 30, 2006 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: June 14, 2006	/s/ Daniel S. Laikin
Daniel S. Laikin, Chief Executive Officer

Date: June 14, 2006	/s/ Douglas S. Bennett
Douglas S. Bennett, President and Chief Financial Officer

Date: June 14, 2006	/s/ Jeff Gonzalez
Jeff Gonzalez, Principal Accounting Officer